Entergy
639 Loyola Avenue
New Orleans, LA 70113

Exhibit 99.1

Date:	April 26, 2016

For Release:	Immediately

Contact:	Kay Jones (Media) (504) 576-4238 cjone22@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

ENTERGY REPORTS FIRST QUARTER EARNINGS
Productive first quarter positions company to meet full year goals; 2016 guidance affirmed

NEW ORLEANS - Entergy Corporation (NYSE: ETR) reported first quarter 2016 earnings per share of $1.28 on an as-reported basis and $1.35 on an operational basis.

“This quarter was a good start to another important year for Entergy. Given the challenges and opportunities ahead, we are confident that we can deliver on our 2016 earnings commitments as well as our Adjusted Utility, Parent & Other long-term outlook,” said Entergy chairman and chief executive officer Leo Denault. “We accomplished what we set out to do, including the acquisition of the Union Power Station and the finalization of Entergy Arkansas’ rate case. In the quarter we also had industrial sales growth of over six percent. Our results are the outcome of the strategy we have been pursuing for some time to create sustainable value for all our stakeholders in 2016 and beyond.”

Table of Contents Page
News Release1
Appendices6
A: Consolidated Results and Special Items8
B: Variance Analysis10
C: Utility Financial and Performance Measures11
D: EWC Performance Measures12
E: Consolidated Financial Performance Measures13
F: Definitions, Abbreviations and Acronyms14
G: GAAP to Non-GAAP Reconciliations18
Financial Statements22

Business highlights included the following:

•	Entergy Arkansas, Entergy Louisiana and Entergy New Orleans closed their acquisition of Union Power Station.

•	ELL began construction on the Lake Charles Transmission Project, a $159 million project that will support continued reliable service to a rapidly growing area in our service territory.

•	EAI finalized its 2015 rate case.

•	Entergy Mississippi filed its annual formula rate plan with forward-looking features.

•	Entergy announced it intends to refuel Pilgrim Nuclear Power Station in spring of 2017, then cease operations on May 31, 2019.

•	Entergy was selected as a finalist for the 2016 Secretary of Defense Employer Support Freedom Award.

•	The Environmental Protection Agency named ENOI a 2016 ENERGY STAR® Partner of the Year for its outstanding contributions in implementing energy-efficiency measures.

Consolidated Earnings (GAAP and Non-GAAP measures)
First Quarter 2016 vs. 2015 (See Appendix A for reconciliation of GAAP to non-GAAP measures)
	First Quarter
	2016	2015	Change
As-Reported Earnings ($ in millions)	230.0	298.1	(68.1)
Less Special Items	(12.9)	(4.6)	(8.3)
Operational Earnings	242.8	302.7	(59.9)
Weather Impact	(25.4)	14.3	(39.7)

As-Reported Earnings (per share in $)	1.28	1.65	(0.37)
Less: Special Items	(0.07)	(0.03)	(0.04)
Operational Earnings	1.35	1.68	(0.33)
Weather Impact	(0.14)	0.08	(0.22)

Totals may not foot due to rounding

Consolidated Results

First quarter 2016 EPS were $1.28 on an as-reported basis and $1.35 on an operational basis, compared to first quarter 2015 as-reported EPS of $1.65 and operational EPS of $1.68, which were favorably impacted by weather and income tax items. Summary discussions by business unit are below. Additional details, including information on operating cash flow by business, are provided in Appendix A and a comprehensive analysis of quarterly variances is provided in Appendix B.

Utility, Parent & Other Results

For first quarter 2016, Utility, Parent and Other EPS were 84 cents on an as-reported and an operational basis. In comparison, 2015 first quarter as-reported and operational EPS were 97 cents. The quarter’s results reflected growth in the Utility business, including effects of new rate actions that recover investments and improve Utility returns. However, the impacts from milder weather this winter and tax items recorded in the first quarter of last year led to the overall decline in results.

During the quarter, the Utility completed both EAI’s 2015 rate case and the Union Power Station acquisition. Revenue increases for the Union acquisition included amounts to recover operating expenses for the asset. Utility non-fuel O&M was lower than first quarter 2015 partly due to lower scope of work for fossil outages, deferral of previously-expensed costs resulting from EAI’s rate case order and lower pension and other post-retirement benefit expenses. Increased non-fuel O&M expense for nuclear generation due to higher regulatory compliance costs at ANO partially offset these favorable non-fuel O&M items.

Billed retail sales volume decreased (3.1) percent quarter-over-quarter on the effects of weather. On a weather-adjusted basis, billed volume increased 1.8 percent; the components of the weather-adjusted sales growth were:

•	Industrial sales increase of 6.2 percent,

•	Governmental sales increase of 1.1 percent,

•	Residential sales decrease of (0.6) percent, and

•	Commercial sales decrease of (1.8) percent.

Industrial sales increased on continued growth for new and expansion customers as well as higher sales to existing customers. New and expansion customers across several sectors continued to ramp and come online. Within our existing industrial customers, usage within the petroleum refining sector continued to be robust and comprised the majority of that increase.

For a schedule of Utility, Parent & Other Adjusted EPS excluding special items and weather and normalizing tax items, see Appendix C. Appendix C also contains additional details on the Utility’s performance.

Entergy Wholesale Commodities Results

EWC operational adjusted earnings before interest, taxes, depreciation and amortization were $219 million in first quarter 2016, compared to $254 million in the same period a year ago. The quarter-over-quarter decrease was driven largely by lower energy and capacity prices for EWC’s nuclear assets. Quarter-over-quarter results were also affected by 2015 impairments, which reduced fuel and non-fuel O&M expenses in the current quarter.

EWC Operational Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2016 vs. 2015
($ in millions)	First Quarter
	2016	2015	Change
Net income	80	123	(43)
Add back: interest expense	6	6	—
Add back: income tax expense	52	70	(18)
Add back: depreciation and amortization	56	62	(6)
Subtract: interest and investment income	27	50	(23)
Add back: decommissioning expense	31	35	(4)
Adjusted EBITDA	199	247	(48)
Add back pre-tax special items for:
Decisions to close VY, FitzPatrick and Pilgrim	20	7	13
Operational adjusted EBITDA	219	254	(35)

Totals may not foot due to rounding

EWC earned 44 cents per share on an as-reported basis and 51 cents per share on an operational basis for first quarter 2016, compared to first quarter 2015 as-reported earnings of 68 cents per share and operational earnings of 71 cents per share. The decline was driven by lower operational adjusted EBITDA. Interest and investment income was also lower quarter-over-quarter due to higher realized earnings on decommissioning trusts in 2015 from re-balancing activity.

For additional details on EWC’s performance, see Appendix D and the webcast slide presentation.

Earnings Guidance

Entergy affirmed its 2016 operational earnings guidance in the range of $4.95 to $5.75 per share and Utility, Parent & Other Adjusted EPS guidance range of $4.20 to $4.50. See the webcast slide presentation for additional details.

Earnings Teleconference

A teleconference will be held at 10 a.m. CT on Tuesday, April 26, 2016, to discuss Entergy’s first quarter earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (855) 893-9849, conference ID 85413992, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through May 3, 2016, by dialing (855) 859-2056, conference ID 85413992. This release and the webcast slide presentation are also available on the Entergy Investor Relations mobile web app at iretr.com.

Entergy Corporation is an integrated energy company engaged primarily in electric power production and retail distribution operations. Entergy owns and operates power plants with approximately 30,000 megawatts of electric generating capacity, including nearly 10,000 megawatts of nuclear power. Entergy delivers electricity to 2.8 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy has annual revenues of approximately $11.5 billion and more than 13,000 employees.

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional information regarding Entergy’s results of operations, regulatory proceedings and other matters is available in Entergy’s earnings release, a copy of which will be filed with the U.S. Securities and Exchange Commission, and the webcast slide presentation. Both the earnings release and webcast slide presentation are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, Entergy’s 2016 earnings guidance, its current financial and operational outlook, and other statements of Entergy’s plans, beliefs or expectations included in this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning FitzPatrick, Pilgrim or VY or any of Entergy’s other nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

For definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the quarterly materials, see Appendix F and Appendix G.

First Quarter 2016 Earnings Release Appendices and Financial Statements

Appendices
Seven appendices are presented in this section as follows:

•	Appendix A: Consolidated Results and Special Items

•	Appendix B: Variance Analysis

•	Appendix C: Utility Financial and Performance Measures

•	Appendix D: EWC Performance Measures

•	Appendix E: Consolidated Financial Performance Measures

•	Appendix F: Definitions, Abbreviations and Acronyms

•	Appendix G: GAAP to Non-GAAP Reconciliations

Also included in this earnings release are:

•	Financial Statements

Accompanying this earnings release is a webcast slide presentation, which is available on Entergy’s Investor Relations website at www.entergy.com/investor_relations and on Entergy’s Investor Relations mobile web app at iretr.com.

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A: Consolidated Results and Special Items
Appendix A-1 provides a comparative summary of consolidated EPS for first quarter 2016 versus 2015, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings.

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures First Quarter 2016 vs. 2015 (See Appendix A-3 and Appendix A-4 for details on special items)
(Per share in $)
	First Quarter
	2016	2015	Change
As-Reported
Utility	1.09	1.24	(0.15)
Parent & Other	(0.25)	(0.27)	0.02
EWC	0.44	0.68	(0.24)
Consolidated As-Reported Earnings	1.28	1.65	(0.37)

Less Special Items
Utility	—	—	—
Parent & Other	—	—	—
EWC	(0.07)	(0.03)	(0.04)
Consolidated Special Items	(0.07)	(0.03)	(0.04)

Operational
Utility	1.09	1.24	(0.15)
Parent & Other	(0.25)	(0.27)	0.02
EWC	0.51	0.71	(0.20)
Consolidated Operational Earnings	1.35	1.68	(0.33)
Weather Impact	(0.14)	0.08	(0.22)

Detailed earnings variance analysis is included in Appendix B.

Appendix A-2 provides the components of OCF contributed by each business.

Appendix A-2: Consolidated Operating Cash Flow
First Quarter 2016 vs. 2015
($ in millions)
	First Quarter
	2016	2015	Change
Utility	459	454	5
Parent & Other	(62)	(51)	(11)
EWC	136	208	(72)
Total Operating Cash Flow	533	611	(78)

Totals may not foot due to rounding

The primary driver of the $78 million quarter-over-quarter decrease was lower EWC net revenue.

Appendix A-3 and Appendix A-4 list special items by business. Amounts are shown on both an EPS basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported EPS consistent with GAAP, but are excluded from operational EPS. As a result, operational EPS is considered a non-GAAP measure.

Appendix A-3: Special Items by Driver (shown as positive/(negative) impact on EPS)
First Quarter 2016 vs. 2015
(After-tax, per share in $)
	First Quarter
	2016	2015	Change
EWC
Decisions to close VY, FitzPatrick and Pilgrim	(0.07)	(0.03)	(0.04)
Total EWC	(0.07)	(0.03)	(0.04)

Total Special Items	(0.07)	(0.03)	(0.04)

Appendix A-4: Special Items by Income Statement Line Item (shown as positive/(negative) impact on earnings)
First Quarter 2016 vs. 2015
(Pre-tax except for Income taxes - other, $ in millions)
	First Quarter
	2016	2015	Change
EWC
Non-fuel O&M	(11.5)	(7.5)	(4.0)
Taxes other than income taxes	(1.0)	0.3	(1.3)
Asset write-off and impairments	(7.4)	—	(7.4)
Income taxes - other	7.0	2.5	4.5
Total EWC	(12.9)	(4.6)	(8.3)

Total Special Items	(12.9)	(4.6)	(8.3)

Totals may not foot due to rounding

B: Variance Analysis
Appendix B provides details of current quarter 2016 versus 2015 as-reported and operational earnings variance analysis for Utility, Parent & Other, EWC and Consolidated.

Appendix B: As-Reported and Operational EPS Variance Analysis
First Quarter 2016 vs. 2015
(After-tax, per share in $, sorted in consolidated operational column, most to least favorable)
	Utility			Parent & Other		EWC			Consolidated
	As-Reported	Opera-tional		As-Reported	Opera-tional	As- Reported	Opera-tional		As- Reported	Opera-tional
2015 earnings	1.24	1.24		(0.27)	(0.27)	0.68	0.71		1.65	1.68
Non-fuel O&M	0.13	0.13	(a)	(0.01)	(0.01)	0.06	0.07	(b)	0.18	0.19
Taxes other than income taxes	0.02	0.02		—	—	0.01	0.01		0.03	0.03
Share effect	0.01	0.01		—	—	—	—		0.01	0.01
Decommissioning expense	(0.01)	(0.01)		—	—	0.01	0.01		—	—
Asset write-offs and impairments	—	—		—	—	(0.03)	—		(0.03)	—
Interest expense and other charges	—	—		(0.01)	(0.01)	—	—		(0.01)	(0.01)
Depreciation/amortization expense	(0.03)	(0.03)		—	—	0.02	0.02		(0.01)	(0.01)
Other income (deductions)-other	(0.03)	(0.03)		—	—	(0.07)	(0.07)	(c)	(0.10)	(0.10)
Income taxes - other	(0.12)	(0.12)	(d)	0.04	0.04	(0.03)	(0.03)		(0.11)	(0.11)
Net revenue	(0.12)	(0.12)	(e)	—	—	(0.21)	(0.21)	(f)	(0.33)	(0.33)
2016 earnings	1.09	1.09		(0.25)	(0.25)	0.44	0.51		1.28	1.35

See appendix in the webcast slide presentation for additional details on EWC line item variances.

(a)
The quarter-over-quarter increase is attributable to several drivers. Fossil spending was lower quarter-over-quarter due largely to lower scope of work for outage activity. Pension and OPEB expenses were also lower stemming partly from a higher discount rate. Additionally, EAI recorded a deferral of $17.6 million for costs previously expensed related to post-Fukushima and flood barrier compliance. These items were partially offset by higher nuclear generation spending primarily due to an increase in regulatory compliance costs at ANO and an increase in nuclear labor costs, including contract labor.

(b)
The increase in the current quarter was due largely to lower refueling outage expense resulting from impairments recorded in the 2015. Pension and OPEB expenses were also lower, but largely offset by other benefit cost variances.

(c)	The decrease quarter-over-quarter was largely due to realized earnings from decommissioning trusts in the first quarter 2015 from rebalancing of VY’s decommissioning trust.

(d)	The quarter-over-quarter decrease was attributable to a first quarter 2015 reversal of a portion of the provision for uncertain tax provisions related to interest accrual of approximately $24 million.

Utility As-Reported Net Revenue Variance Analysis 2016 vs. 2015 ($ EPS)
First Quarter
Weather	(0.22)
Sales growth/pricing	0.14
Other	(0.04)
Total	(0.12)

(e)
The quarterly decrease was driven by weather. The effects of weather were unfavorable in the current quarter and favorable a year ago. The current quarter results also include a $(0.03) per share charge to reflect the estimated impact for recent FERC orders on opportunity sales cases (incremental interest expense was recorded, as well). Excluding these items, net revenue increased due primarily to the EAI rate case, which was effective Feb. 24, 2016 and industrial sales growth.

(f)
The decrease in the current quarter was driven by lower energy pricing for nuclear assets; capacity pricing was also somewhat lower. The sale of RISEC facility in December 2015 also contributed to the decline. These decreases were partially offset by lower nuclear fuel expense (largely resulting from 2015 impairments) and slightly higher nuclear generation with fewer unplanned outage days.

C: Utility Financial and Performance Measures
Appendix C-1 provides a comparative summary of Utility, Parent & Other Adjusted EPS, excluding the effects of special items and weather and normalizing tax items.

Appendix C-1: Utility, Parent & Other Adjusted EPS - Reconciliation of GAAP to Non-GAAP Measures
First Quarter 2016 vs. 2015 (See Appendix A for details on special items)
(per share in $)	First Quarter
	2016	2015	Change
As-Reported Earnings	0.84	0.97	(0.13)
Less:
Special Items	—	—	—
Weather	(0.14)	0.08	(0.22)
Tax Items	0.03	0.13	(0.10)
Adjusted Earnings	0.95	0.76	0.19

Adjusted U/P&O includes a $(0.05) per share charge for the FERC’s recent opportunity sales decision and a $0.06 cost deferral from EAI’s
2015 rate case decision

Appendix C-2 provides a comparative summary of Utility operational performance measures.

Appendix C-2: Utility Operational Performance Measures
First Quarter 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)

	First Quarter
	2016	2015	% Change	% Weather Adjusted
GWh billed
Residential	8,137	9,433	(13.7)	(0.6)
Commercial	6,511	6,721	(3.1)	(1.8)
Governmental	600	592	1.4	1.1
Industrial	11,055	10,406	6.2	6.2
Total Retail Sales	26,303	27,152	(3.1)	1.8
Wholesale	3,140	1,811	73.4
Total Sales	29,443	28,963	1.7

Number of electric retail customers
Residential	2,443,022	2,419,228	1.0
Commercial	350,136	345,616	1.3
Governmental	17,686	17,383	1.7
Industrial	40,823	41,047	(0.5)
Total Retail Customers	2,851,667	2,823,274	1.0

Net Revenue ($ millions)	1,375	1,410	(2.5)
As-reported non-fuel O&M per MWh	18.56	20.17	(8.0)
Operational non-fuel O&M per MWh	18.56	20.17	(8.0)

See appendix in the webcast slide presentation for information on select regulatory cases.

D: EWC Performance Measures
Appendix D-1 provides a comparative summary of EWC operational performance measures.

Appendix D-1: EWC Operational Performance Measures
First Quarter 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)
	First Quarter
	2016	2015	% Change
Owned capacity (MW) (g)	4,880	5,463	(10.7%)
GWh billed	9,246	9,592	(3.6%)
As-reported average total revenue per MWh	$56.47	$67.00	(15.7%)
Adjusted average total revenue per MWh	$56.10	$66.60	(15.8%)
Net revenue ($ millions)	466	527	(11.6%)
As-reported non-fuel O&M per MWh	25.14	25.89	(2.9%)
Operational non-fuel O&M per MWh	23.90	25.11	(4.8%)

EWC Nuclear Fleet
Capacity factor	90%	90%	—
GWh billed	8,688	8,618	0.8%
As-reported average total revenue per MWh	$57.43	$65.78	(12.7%)
Adjusted average total revenue per MWh	$57.04	$65.34	(12.7%)
Production cost per MWh	$21.91	$25.61	(14.4%)
Net revenue ($ millions)	464	511	(9.2%)
Refueling outage days
Indian Point 2	25
Indian Point 3		23

(g)First quarter 2016 excludes RISEC (583 MW) that was sold in December 2015.

See appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Performance Measures
Appendix E provides comparative financial performance measures for the current quarter. Financial performance measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items.

Appendix E: GAAP and Non-GAAP Financial Performance Measures
First Quarter 2016 vs. 2015 (See Appendix G for reconciliation of GAAP to non-GAAP measures)

For 12 months ending March 31	2016	2015	Change
GAAP Measures
ROIC - as-reported	0.7%	5.1%	(4.4%)
ROE - as-reported	(2.5%)	8.3%	(10.8%)
Book value per share	$52.38	$56.45	($4.07)
End of period shares outstanding (millions)	178.7	179.5	(0.8)
Non-GAAP Measures
ROIC - operational	5.8%	5.6%	0.2%
ROE - operational	10.4%	9.4%	1.0%

As of March 31 ($ in millions)
GAAP Measures
Cash and cash equivalents	1,092	1,181	(89)
Revolver capacity	3,794	3,779	15
Commercial paper outstanding	578	762	(184)
Total debt	15,092	14,044	1,048
Securitization debt	752	762	(10)
Debt to capital ratio	60.9%	57.4%	3.5%
Off-balance sheet liabilities:
Debt of joint ventures - Entergy’s share	77	81	(4)
Leases - Entergy’s share	359	422	(63)
Power purchase agreements accounted for as leases	195	224	(29)
Total off-balance sheet liabilities	631	727	(96)
Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	59.7%	56.0%	3.7%
Gross liquidity	4,886	4,960	(74)
Net debt to net capital ratio, excluding securitization debt	57.8%	53.7%	4.1%
Parent debt to total debt ratio, excluding securitization debt	19.5%	20.9%	(1.4%)
Debt to operational adjusted EBITDA, excluding securitization debt	4.6	3.9	0.7
Operational FFO to debt ratio, excluding securitization debt	21.0%	28.2%	(7.2%)

F: Definitions, Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures. Non-GAAP measures provide metrics that remove the effect of financial events that are not routine from commonly used financial metrics.

Appendix F-1: Definitions
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Net revenue	Operating revenue less fuel, fuel related expenses and gas purchased for resale, purchased power and other regulatory charges (credits) - net
Non-fuel O&M	Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale and purchased power
Non-fuel O&M per MWh	Non-fuel O&M per MWh of billed sales
Number of retail customers	Number of customers at end of period

EWC Operational Performance Measures
As-reported average total revenue per MWh	As-reported revenue per MWh billed, excluding revenue from investments in wind generation accounted for under the equity method of accounting
Adjusted average total revenue per MWh	As-reported average total revenue per MWh, excluding revenue from the amortization of the Palisades below-market PPA
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs

Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting and financially-settled instruments

Appendix F-1: Definitions
EWC Operational Performance Measures (continued)
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Non-fuel O&M
Operation and maintenance expenses excluding fuel, fuel-related expenses and gas purchased for resale, purchased power and investments in wind generation accounted for under the equity method of accounting

Non-fuel O&M per MWh	Non-fuel O&M per MWh billed
Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Owned capacity (MW)	Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; RISEC (non-nuclear) was sold on Dec. 17, 2015
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Planned net MW in operation	Amount of installed capacity to generate power and/or sell capacity, assuming intent to shutdown Pilgrim on May 31, 2019 and FitzPatrick on Jan. 27, 2017
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, assuming intent to shutdown Pilgrim on May 31, 2019 and FitzPatrick on Jan. 27, 2017, uninterrupted normal plant operation and timely renewal of plant operating licenses at IPEC

Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Unit-contingent
Transaction under which power is supplied from a specific generation asset; if the asset is on operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures - GAAP
Book value per share	End of period common equity divided by end of period shares outstanding
Debt of joint ventures - Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital ratio	Total debt divided by total capitalization
Leases - Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers, including Entergy Nuclear Vermont Yankee
ROIC - as-reported	12-months rolling net income attributable to Entergy Corporation or Subsidiary (Net Income) adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - as-reported	12-months rolling Net Income divided by average common equity
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI and Hurricane Isaac at ENOI; the 2009 ice storm at EAI and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet

Appendix F-1: Definitions
Financial Measures - Non-GAAP
Adjusted EBITDA
Earnings before interest, depreciation and amortization and income taxes excluding decommissioning expense and other than temporary impairment losses on decommissioning trust fund assets; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds

Adjusted EPS	As-reported earnings per share excluding special items and weather and normalizing for income tax
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
Net cash flow provided by operations less AFUDC-borrowed funds, working capital items in operating cash flow (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and revolver capacity
Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Operational FFO	FFO excluding effects of special items
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
ROIC - operational	12-months rolling operational Net Income adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
ROE - operational	12-months rolling operational Net Income divided by average common equity

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
AFUDC- borrowed funds	Allowance for borrowed funds used during construction	MISO	Midcontinent Independent System Operator, Inc.
		MPSC	Mississippi Public Service Commission
AFUDC- equity funds	Allowance for equity funds used during construction	MTEP	MISO Transmission Expansion Planning
		NEPOOL	New England Power Pool
ADIT	Accumulated deferred income taxes	Ninemile 6	Ninemile Point Unit 6
ANO	Arkansas Nuclear One (nuclear)	NOAA	National Oceanic and Atmosphere Administration
APSC	Arkansas Public Service Commission	Non-fuel O&M	Non-fuel operation and maintenance expense
BP	Basis point	NRC	Nuclear Regulatory Commission
CCGT	Combined cycle gas turbine	NYISO	New York Independent System Operator, Inc.
CCNO	Council of the City of New Orleans, Louisiana	NYPA	New York Power Authority
COD	Commercial operation date	NYS	New York State
Cooper	Cooper Nuclear Station	NYSDEC	New York State Department of Environmental Conservation
CT	Simple cycle combustion turbine
CZM	Coastal zone management	NYSDOS	New York State Department of State
DCRF	Distribution cost recovery factor	NYSE	New York Stock Exchange
EAI	Entergy Arkansas, Inc.	O&M	Operation and maintenance expense
EBITDA	Earnings before interest, income taxes, depreciation and amortization	OCF	Operating cash flow
		OPEB	Other post-employment benefits
EGSL	Entergy Gulf States Louisiana, L.L.C.	Palisades	Palisades Power Plant (nuclear)
ELL	Entergy Louisiana, LLC	Pilgrim	Pilgrim Nuclear Power Station (nuclear)
EMI	Entergy Mississippi, Inc.	PPA	Power purchase agreement or purchased power agreement
ENOI	Entergy New Orleans, Inc.
ESI	Entergy Services, Inc.	PUCT	Public Utility Commission of Texas
EPS	Earnings per share	RFO	Refueling outage
ETI	Entergy Texas, Inc.	RFP	Request for proposal
ETR	Entergy Corporation	RISEC	Rhode Island State Energy Center (CCGT)
EWC	Entergy Wholesale Commodities	ROE	Return on equity
FCA	Forward capacity auction	ROIC	Return on invested capital
FERC	Federal Energy Regulatory Commission	ROS	Rest of state
FFO	Funds from operations	RPCE	Rough production cost equalization
Firm LD	Firm liquidated damages	SEC	U.S. Securities and Exchange Commission
FitzPatrick	James A. FitzPatrick Nuclear Power Plant (nuclear)	SEMARI	Southeast Massachusetts/Rhode Island
FRP	Formula rate plan	SERI	System Energy Resources, Inc.
GAAP	Generally accepted accounting principles	SPDES	State Pollutant Discharge Elimination System
Grand Gulf	Unit No. 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by System Energy	SPP	Southwest Power Pool
		TCRF	Transmission cost recovery factor
HCM	Human Capital Management program	Top Deer	Top Deer Wind Ventures, LLC
Indian Point 2	Indian Point Energy Center Unit 2 (nuclear)	Union	Union Power Station
Indian Point 3	Indian Point Energy Center Unit 3 (nuclear)	UP&O	Utility, Parent & Other
IPEC	Indian Point Energy Center (nuclear)	VY	Vermont Yankee Nuclear Power Station (nuclear)
ISES	Independence Steam Electric Station (coal)	WACC	Weighted-average cost of capital
ISO	Independent system operator	WOTAB	West of the Atchafalaya Basin
ISO-NE	ISO New England	Waterford 3	Unit No. 3 (nuclear) of the Waterford Steam Electric Station, 100% owned or leased by Entergy Louisiana
LEUG	Louisiana Energy Users Group
LHV	Lower Hudson Valley	WQC	Water Quality Certification
LPSC	Louisiana Public Service Commission	YOY	Year-over-year
LTM	Last twelve months

G: GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2 and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - Utility and EWC Non-fuel O&M per MWh, EWC and EWC Nuclear Average Total Revenue per MWh
($ in thousands except where noted)		First Quarter
		2016	2015
Utility
As-reported Utility non-fuel O&M	(A)	546,581	584,300
Operational Utility non-fuel O&M	(B)	546,581	584,300
Utility billed sales (GWh)	(C)	29,443	28,963
As-reported Utility non-fuel O&M per MWh	(A/C)	18.56	20.17
Operational Utility non-fuel O&M per MWh	(B/C)	18.56	20.17

EWC
As-reported EWC non-fuel O&M	(D)	232,463	248,326
Special Items included in non-fuel O&M:
Decisions to close VY, FitzPatrick and Pilgrim		11,521	7,489
Total special items included in non-fuel O&M	(E)	11,521	7,489
Operational EWC non-fuel O&M	(D-E)	220,942	240,837
EWC billed sales (GWh)	(F)	9,246	9,592

As-reported EWC non-fuel O&M per MWh	(D/F)	25.14	25.89
Operational EWC non-fuel O&M per MWh	[(D-E)/(F)]	23.90	25.11

As-reported EWC operating revenue	(G)	522,079	642,590
Less Palisades below-market PPA amortization	(H)	3,364	3,800
Adjusted EWC operating revenue	(G-H)	518,715	638,790

As-reported EWC nuclear operating revenue	(I)	498,901	566,908
Less Palisades below-market PPA amortization	(H)	3,364	3,800
Adjusted EWC nuclear operating revenue	(I-H)	495,537	563,109

As-reported EWC average total revenue per MWh	(G)/(F)	56.47	67.00
Adjusted EWC average total revenue per MWh	[(G-H)/(F)]	56.10	66.60

EWC nuclear billed sales (GWh)	(J)	8,688	8,618

As-reported EWC nuclear average total revenue per MWh	(I)/(J)	57.43	65.78
Adjusted EWC nuclear average total revenue per MWh	[(I-H)/(J)]	57.04	65.34
Totals may not foot due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures - ROE, ROIC Metrics
($ in millions)		First Quarter
		2016	2015
As-reported net income (loss) attributable to Entergy Corporation, rolling 12 months	(A)	(245)	838
Preferred dividends		20	20
Tax effected interest expense		398	389
As-reported net income attributable to Entergy Corporation, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B)	173	1,247

Special items in prior quarters		(1,248)	(101)
Decisions to close VY, FitzPatrick and Pilgrim		(13)	(5)
Total special items, rolling 12 months	(C)	(1,261)	(105)

Operational earnings, rolling 12 months adjusted for preferred dividends and tax effected interest expense	(B-C)	1,434	1,352

Operational earnings, rolling 12 months	(A-C)	1,016	943

Average invested capital	(D)	24,627	24,298

Average common equity	(E)	9,747	10,041

ROIC - as-reported %	(B/D)	0.7	5.1
ROIC - operational %	[(B-C)/D]	5.8	5.6
ROE - as-reported %	(A/E)	(2.5)	8.3
ROE - operational %	[(A-C)/E]	10.4	9.4
Totals may not foot due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics
($ in millions)		First Quarter
		2016	2015
Total debt	(A)	15,092	14,044
Less securitization debt	(B)	752	762
Total debt, excluding securitization debt	(C)	14,340	13,282
Less cash and cash equivalents	(D)	1,092	1,181
Net debt, excluding securitization debt	(E)	13,248	12,101

Total capitalization	(F)	24,771	24,483
Less securitization debt	(B)	752	762
Total capitalization, excluding securitization debt	(G)	24,019	23,721
Less cash and cash equivalents	(D)	1,092	1,181
Net capital, excluding securitization debt	(H)	22,927	22,540

Debt to capital ratio %	(A/F)	60.9	57.4
Debt to capital ratio, excluding securitization debt %	(C/G)	59.7	56.0
Net debt to net capital ratio, excluding securitization debt %	(E/H)	57.8	53.7

Revolver capacity	(I)	3,794	3,779

Gross liquidity	(D+I)	4,886	4,960

Entergy Corporation notes:
Due September 2015		—	550
Due January 2017		500	500
Due September 2020		450	450
Due July 2022		650	—
Total parent long-term debt	(J)	1,600	1,500
Revolver draw	(K)	616	508
Commercial paper	(L)	578	762
Total parent debt	(J)+(K)+(L)	2,794	2,770

Parent debt to total debt ratio, excluding securitization debt %	[((J)+(K)+(L))/(C)]	19.5	20.9

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures - Credit and Liquidity Metrics (continued)
($ in millions)		First Quarter
		2016	2015
Total debt	(A)	15,092	14,044
Less securitization debt	(B)	752	762
Total debt, excluding securitization debt	(C)	14,340	13,282
As-reported consolidated net income (loss), rolling 12 months		(245)	857
Add back: interest expense, rolling 12 months		647	632
Add back: income tax expense, rolling 12 months		(653)	523
Add back: depreciation and amortization, rolling 12 months		1,340	1,322
Add back: regulatory charges (credits), rolling 12 months		166	(7)
Subtract: securitization proceeds, rolling 12 months		136	129
Subtract: interest and investment income, rolling 12 months		152	181
Subtract: AFUDC-equity funds, rolling 12 months		59	61
Add back: decommissioning expense, rolling 12 months		279	277
Adjusted EBITDA, rolling 12 months	(D)	1,187	3,233
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		—	11
Add back: special item resulting from decisions to close VY, FitzPatrick and Pilgrim, rolling 12 months (pre-tax)		1,670	152
Add back: special item for Palisades asset impairment and related write-offs, rolling 12 months (pre-tax)		396	—
Add back: Top Deer investment impairment, rolling 12 months (pre-tax)		37	—
Add back: special item for gain on the sale of RISEC, rolling 12 months (pre-tax)		(154)	—

Operational adjusted EBITDA, rolling 12 months	(E)	3,136	3,396
Debt to operational adjusted EBITDA, excluding securitization debt	(C)/(E)	4.6	3.9

Net cash flow provided by operating activities, rolling 12 months	(F)	3,213	3,733
AFUDC-borrowed funds used during construction, rolling 12 months	(G)	(30)	(33)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables		92	72
Fuel inventory		1	(35)
Accounts payable		(49)	(200)
Prepaid taxes and taxes accrued		134	(51)
Interest accrued		4	7
Other working capital accounts		(118)	137
Securitization regulatory charge		106	97
Total	(H)	170	27
FFO, rolling 12 months	(F)+(G)-(H)	3,013	3,673
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)		—	23
Add back: special item resulting from decisions to close VY, FitzPatrick and Pilgrim, rolling 12 months (pre-tax)		4	56
Operational FFO, rolling 12 months	(I)	3,017	3,752
Operational FFO to debt ratio, excluding securitization debt %	(I)/(C)	21.0	28.2
Totals may not foot due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$77,329	$1,701	$2,594	$81,624
Temporary cash investments	585,296	23,819	400,912	1,010,027
Total cash and cash equivalents	662,625	25,520	403,506	1,091,651
Notes receivable	—	(517,594)	517,594	—
Accounts receivable:
Customer	429,549	—	130,035	559,584
Allowance for doubtful accounts	(41,377)	—	—	(41,377)
Associated companies	16,405	(19,979)	3,575	—
Other	162,565	277	7,929	170,771
Accrued unbilled revenues	304,446	—	—	304,446
Total accounts receivable	871,588	(19,702)	141,539	993,424
Deferred fuel costs	28,296	—	—	28,296
Fuel inventory - at average cost	218,090	—	8,808	226,898
Materials and supplies - at average cost	629,503	—	244,175	873,679
Deferred nuclear refueling outage costs	144,225	—	101,398	245,623
Prepayments and other	355,672	(13,531)	199,483	541,624
TOTAL	2,909,999	(525,307)	1,616,503	4,001,195

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,674)	4,541	4,653
Decommissioning trust funds	2,570,438	—	2,881,291	5,451,729
Non-utility property - at cost (less accumulated depreciation)	214,662	(10)	6,779	221,431
Other	489,369	—	863	490,232
TOTAL	4,665,255	(1,390,684)	2,893,474	6,168,045

PROPERTY, PLANT, AND EQUIPMENT

Electric	43,147,245	3,582	3,427,990	46,578,818
Property under capital lease	610,590	—	—	610,590
Natural gas	396,687	—	—	396,687
Construction work in progress	1,271,936	420	154,316	1,426,671
Nuclear fuel	845,285	—	457,619	1,302,903
TOTAL PROPERTY, PLANT AND EQUIPMENT	46,271,743	4,002	4,039,925	50,315,669
Less - accumulated depreciation and amortization	20,146,692	198	1,186,771	21,333,661
PROPERTY, PLANT AND EQUIPMENT - NET	26,125,051	3,804	2,853,154	28,982,008

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	776,370	—	—	776,370
Other regulatory assets	4,647,907	—	—	4,647,907
Deferred fuel costs	238,951	—	—	238,951
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	11,903	42,080	67,717	121,700
Other	110,869	8,245	501,419	620,534
TOTAL	6,160,099	50,325	572,209	6,782,634

TOTAL ASSETS	$39,860,404	($1,861,862)	$7,935,340	$45,933,882

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$291,006	$500,000	$5,726	$796,732
Notes payable and commercial paper:
Associated companies	—	(23,790)	23,790	—
Other	188,462	577,618	—	766,079
Account payable:
Associated companies	9,892	(24,992)	15,099	—
Other	672,339	1,259	214,751	888,349
Customer deposits	423,564	—	—	423,564
Taxes accrued	—	(61,464)	255,545	194,081
Interest accrued	154,682	12,287	61	167,030
Deferred fuel costs	361,897	—	—	361,897
Obligations under capital leases	2,762	—	—	2,762
Pension and other postretirement liabilities	53,174	—	9,615	62,789
Other	148,763	2,260	25,042	176,065
TOTAL	2,306,541	983,178	549,629	3,839,348

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,660,291	269,607	537,859	8,467,757
Accumulated deferred investment tax credits	231,610	—	—	231,610
Obligations under capital leases	26,290	—	—	26,290
Other regulatory liabilities	1,433,632	—	—	1,433,632
Decommissioning and retirement cost liabilities	2,759,849	—	2,048,466	4,808,315
Accumulated provisions	454,281	—	2,417	456,698
Pension and other postretirement liabilities	2,348,313	—	749,723	3,098,036
Long-term debt	11,702,182	1,708,044	89,914	13,500,140
Other	678,077	(586,467)	301,314	392,924
TOTAL	27,294,525	1,391,184	3,729,693	32,415,402

Subsidiaries' preferred stock without sinking fund	293,936	—	24,249	318,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2016	2,091,268	(2,289,823)	201,103	2,548
Paid-in capital	2,796,506	1,083,262	1,504,994	5,384,762
Retained earnings	5,326,503	2,378,532	1,767,005	9,472,040
Accumulated other comprehensive income (loss)	(128,875)	—	158,667	29,792
Less - treasury stock, at cost (76,031,187 shares in 2016)	120,000	5,408,195	—	5,528,195
TOTAL	9,965,402	(4,236,224)	3,631,769	9,360,947

TOTAL LIABILITIES AND EQUITY	$39,860,404	($1,861,862)	$7,935,340	$45,933,882

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$57,098	$682	$5,717	$63,497
Temporary cash investments	561,970	12,208	713,285	1,287,464
Total cash and cash equivalents	619,068	12,890	719,002	1,350,961
Notes receivable	—	(513,778)	513,778	—
Accounts receivable:
Customer	440,869	—	167,622	608,491
Allowance for doubtful accounts	(39,895)	—	—	(39,895)
Associated companies	30,948	(34,177)	3,230	—
Other	169,447	—	8,917	178,364
Accrued unbilled revenues	321,940	—	—	321,940
Total accounts receivable	923,309	(34,177)	179,769	1,068,900
Deferred fuel costs	—	—	—	—
Fuel inventory - at average cost	210,861	—	6,949	217,810
Materials and supplies - at average cost	627,702	—	245,654	873,357
Deferred nuclear refueling outage costs	140,423	—	71,089	211,512
Prepayments and other	141,096	(8,576)	212,352	344,872
TOTAL	2,662,459	(543,641)	1,948,593	4,067,412

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,390,786	(1,390,673)	4,228	4,341
Decommissioning trust funds	2,515,066	—	2,834,887	5,349,953
Non-utility property - at cost (less accumulated depreciation)	212,997	(10)	7,012	219,999
Other	460,322	—	8,382	468,704
TOTAL	4,579,171	(1,390,683)	2,854,509	6,042,997

PROPERTY, PLANT, AND EQUIPMENT

Electric	41,079,998	3,579	3,383,581	44,467,159
Property under capital lease	952,465	—	—	952,465
Natural gas	392,032	—	—	392,032
Construction work in progress	1,326,728	349	129,659	1,456,735
Nuclear fuel	856,573	—	488,850	1,345,422
TOTAL PROPERTY, PLANT AND EQUIPMENT	44,607,796	3,928	4,002,090	48,613,813
Less - accumulated depreciation and amortization	19,654,374	198	1,134,880	20,789,452
PROPERTY, PLANT AND EQUIPMENT - NET	24,953,422	3,730	2,867,210	27,824,361

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	775,528	—	—	775,528
Other regulatory assets	4,704,796	—	—	4,704,796
Deferred fuel costs	238,902	—	—	238,902
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	15,888	1,206	37,809	54,903
Other	52,641	9,980	498,989	561,610
TOTAL	6,161,854	11,186	539,871	6,712,911

TOTAL ASSETS	$38,356,906	($1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$209,374	$—	$5,000	$214,374
Notes payable and commercial paper:
Associated companies	—	(324,315)	324,315	—
Other	72,047	422,302	—	494,348
Account payable:
Associated companies	25,119	(50,553)	25,433	—
Other	877,395	593	193,810	1,071,798
Customer deposits	419,407	—	—	419,407
Taxes accrued	159,650	(105,466)	155,893	210,077
Interest accrued	163,391	31,161	13	194,565
Deferred fuel costs	235,986	—	—	235,986
Obligations under capital leases	2,709	—	—	2,709
Pension and other postretirement liabilities	53,143	—	9,370	62,513
Other	150,308	1,936	31,937	184,181
TOTAL	2,368,529	(24,342)	745,771	3,089,958

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,459,787	300,243	546,835	8,306,865
Accumulated deferred investment tax credits	234,300	—	—	234,300
Obligations under capital leases	27,001	—	—	27,001
Other regulatory liabilities	1,414,898	—	—	1,414,898
Decommissioning and retirement cost liabilities	2,720,676	—	2,069,511	4,790,187
Accumulated provisions	458,366	—	2,361	460,727
Pension and other postretirement liabilities	2,423,018	—	764,339	3,187,357
Long-term debt	10,643,726	2,426,571	41,259	13,111,556
Other	736,685	(594,523)	307,694	449,856
TOTAL	26,118,457	2,132,291	3,731,999	31,982,747

Subsidiaries' preferred stock without sinking fund	293,936	—	24,249	318,185

SHAREHOLDERS' EQUITY

Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2015	2,091,268	(2,289,823)	201,103	2,548
Paid-in capital	2,548,659	1,174,256	1,680,843	5,403,758
Retained earnings	5,185,328	2,520,589	1,687,996	9,393,913
Accumulated other comprehensive income (loss)	(129,271)	—	138,222	8,951
Less - treasury stock, at cost (76,363,763 shares in 2015)	120,000	5,432,379	—	5,552,379
TOTAL	9,575,984	(4,027,357)	3,708,164	9,256,791

TOTAL LIABILITIES AND EQUITY	$38,356,906	($1,919,408)	$8,210,183	$44,647,681

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,042,180	($20)	$—	$2,042,160
Natural gas	45,613	—	—	45,613
Competitive businesses	—	—	522,079	522,079
Total	2,087,793	(20)	522,079	2,609,852

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	460,969	(20)	44,018	504,967
Purchased power	250,610	19	11,694	262,323
Nuclear refueling outage expenses	32,433	—	18,798	51,231
Other operation and maintenance	514,148	4,102	213,665	731,915
Asset write-offs, impairments and related charges	—	—	7,361	7,361
Decommissioning	37,243	—	31,385	68,628
Taxes other than income taxes	125,021	516	24,241	149,778
Depreciation and amortization	277,908	257	56,107	334,272
Other regulatory charges (credits) - net	1,159	—	—	1,159
Total	1,699,491	4,874	407,269	2,111,634

OPERATING INCOME	388,302	(4,894)	114,810	498,218

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	18,932	—	—	18,932
Interest and investment income	44,530	(38,586)	26,809	32,753
Miscellaneous - net	(5,981)	(959)	(3,646)	(10,587)
Total	57,481	(39,545)	23,163	41,098

INTEREST EXPENSE
Interest expense	147,978	19,730	6,103	173,811
Allowance for borrowed funds used during construction	(9,682)	—	—	(9,682)
Total	138,296	19,730	6,103	164,129

INCOME BEFORE INCOME TAXES	307,487	(64,169)	131,870	375,187

Income taxes	107,836	(20,204)	52,314	139,945

CONSOLIDATED NET INCOME	199,651	(43,965)	79,556	235,242

Preferred dividend requirements of subsidiaries	4,729	—	547	5,276

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$194,922	($43,965)	$79,009	$229,966

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.09	($0.25)	$0.45	$1.29
DILUTED	$1.09	($0.25)	$0.44	$1.28

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,578,536
DILUTED				178,976,380
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,217,999	($10)	$—	$2,217,989
Natural gas	59,511	—	—	59,511
Competitive businesses	—	—	642,590	642,590
Total	2,277,510	(10)	642,590	2,920,090

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	529,308	(11)	101,156	630,453
Purchased power	327,263	11	14,749	342,023
Nuclear refueling outage expenses	28,874	—	35,996	64,870
Other operation and maintenance	555,426	2,354	212,330	770,110
Asset write-offs, impairments and related charges	—	—	—	—
Decommissioning	34,861	—	35,038	69,899
Taxes other than income taxes	131,482	827	25,214	157,523
Depreciation and amortization	269,289	434	62,263	331,986
Other regulatory charges (credits) - net	10,457	—	—	10,457
Total	1,886,960	3,615	486,746	2,377,321

OPERATING INCOME	390,550	(3,625)	155,844	542,769

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	11,738	—	—	11,738
Interest and investment income	55,017	(37,047)	50,163	68,133
Miscellaneous - net	(974)	(1,576)	(6,470)	(9,020)
Total	65,781	(38,623)	43,693	70,851

INTEREST EXPENSE
Interest expense	143,447	16,975	5,915	166,337
Allowance for borrowed funds used during construction	(6,117)	—	—	(6,117)
Total	137,330	16,975	5,915	160,220

INCOME BEFORE INCOME TAXES	319,001	(59,223)	193,622	453,400

Income taxes	91,251	(10,970)	70,190	150,471

CONSOLIDATED NET INCOME	227,750	(48,253)	123,432	302,929

Preferred dividend requirements of subsidiaries	4,332	—	547	4,879

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$223,418	($48,253)	$122,885	$298,050

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.25	($0.27)	$0.68	$1.66
DILUTED	$1.24	($0.27)	$0.68	$1.65

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,658,981
DILUTED				180,480,523
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2016
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,132,921	($71)	$—	$9,132,850
Natural gas	128,847	—	—	128,847
Competitive businesses	—	—	1,941,316	1,941,316
Total	9,261,768	(71)	1,941,316	11,203,013

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,068,783	(71)	257,972	2,326,684
Purchased power	1,233,523	75	77,509	1,311,107
Nuclear refueling outage expenses	121,104	—	116,574	237,678
Other operation and maintenance	2,401,795	14,281	900,707	3,316,783
Asset write-offs, impairments and related charges	68,672	—	2,043,595	2,112,267
Decommissioning	145,126	—	133,875	279,001
Taxes other than income taxes	501,278	839	109,560	611,677
Depreciation and amortization	1,104,707	1,979	232,876	1,339,562
Other regulatory charges (credits) - net	166,006	—	—	166,006
Total	7,810,994	17,103	3,872,668	11,700,765

Gain on sale of asset	—	—	154,037	154,037

OPERATING INCOME (LOSS)	1,450,774	(17,174)	(1,777,315)	(343,715)

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	59,101	—	—	59,101
Interest and investment income	181,059	(154,677)	125,300	151,682
Miscellaneous - net	(27,071)	(11,734)	(58,758)	(97,563)
Total	213,089	(166,411)	66,542	113,220

INTEREST EXPENSE
Interest expense	574,291	76,304	26,975	677,570
Allowance for borrowed funds used during construction	(30,192)	—	—	(30,192)
Total	544,099	76,304	26,975	647,378

INCOME (LOSS) BEFORE INCOME TAXES	1,119,764	(259,889)	(1,737,748)	(877,873)

Income taxes	33,347	(58,584)	(628,216)	(653,453)

CONSOLIDATED NET INCOME (LOSS)	1,086,417	(201,305)	(1,109,532)	(224,420)

Preferred dividend requirements of subsidiaries	18,038	—	2,188	20,226

NET INCOME (LOSS) ATTRIBUTABLE TO ENTERGY CORPORATION	$1,068,379	($201,305)	($1,111,720)	($244,646)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
BASIC	$5.97	($1.12)	($6.21)	($1.36)
DILUTED	$5.95	($1.12)	($6.19)	($1.36)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,909,039
DILUTED				179,520,075
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2015
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,583,543	($116)	$—	$9,583,427
Natural gas	163,086	—	—	163,086
Competitive businesses	—	9,782	2,449,873	2,459,655
Total	9,746,629	9,666	2,449,873	12,206,168

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,333,259	(157)	386,080	2,719,182
Purchased power	1,612,870	8,920	61,019	1,682,809
Nuclear refueling outage expenses	118,222	—	154,783	273,005
Other operation and maintenance	2,334,451	7,776	1,002,709	3,344,936
Asset write-offs, impairments and related charges	72,225	—	105,257	177,482
Decommissioning	134,227	—	142,494	276,721
Taxes other than income taxes	482,928	1,631	123,102	607,661
Depreciation and amortization	1,050,746	3,115	268,039	1,321,900
Other regulatory charges (credits) - net	(7,309)	—	—	(7,309)
Total	8,131,619	21,285	2,243,483	10,396,387

OPERATING INCOME	1,615,010	(11,619)	206,390	1,809,781

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	61,411	—	—	61,411
Interest and investment income	185,914	(143,106)	137,763	180,571
Miscellaneous - net	(7,606)	(8,876)	(22,850)	(39,332)
Total	239,719	(151,982)	114,913	202,650

INTEREST EXPENSE
Interest expense	570,262	77,109	17,499	664,870
Allowance for borrowed funds used during construction	(32,673)	—	—	(32,673)
Total	537,589	77,109	17,499	632,197

INCOME BEFORE INCOME TAXES	1,317,140	(240,710)	303,804	1,380,234

Income taxes	448,335	(53,542)	128,310	523,103

CONSOLIDATED NET INCOME	868,805	(187,168)	175,494	857,131

Preferred dividend requirements of subsidiaries	17,347	—	2,188	19,535

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$851,458	($187,168)	$173,306	$837,596

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.74	($1.04)	$0.96	$4.66
DILUTED	$4.72	($1.04)	$0.96	$4.64

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,718,490
DILUTED				180,514,700
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income	$235,242	$302,929	($67,687)
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	500,248	526,008	(25,760)
Deferred income taxes, investment tax credits, and non-current taxes accrued	75,415	95,732	(20,317)
Asset write-offs, impairments and related charges	7,361	—	7,361
Changes in working capital:
Receivables	76,532	22,288	54,244
Fuel inventory	(9,089)	(22,553)	13,464
Accounts payable	(67,364)	(153,700)	86,336
Prepaid taxes and taxes accrued	(15,996)	(67,941)	51,945
Interest accrued	(27,535)	(42,551)	15,016
Deferred fuel costs	97,566	81,271	16,295
Other working capital accounts	(95,291)	(90,619)	(4,672)
Changes in provisions for estimated losses	(3,968)	1,334	(5,302)
Changes in other regulatory assets	56,047	93,082	(37,035)
Changes in other regulatory liabilities	18,735	15,857	2,878
Changes in pensions and other postretirement liabilities	(89,046)	(52,509)	(36,537)
Other	(226,036)	(97,670)	(128,366)
Net cash flow provided by operating activities	532,821	610,958	(78,137)
INVESTING ACTIVITIES
Construction/capital expenditures	(636,011)	(532,958)	(103,053)
Allowance for equity funds used during construction	19,107	13,077	6,030
Nuclear fuel purchases	(85,819)	(96,392)	10,573
Payment for purchase of plant	(947,778)	—	(947,778)
Insurance proceeds received for property damages	—	12,745	(12,745)
Changes in securitization account	(1,399)	(251)	(1,148)
NYPA value sharing payment	—	(70,790)	70,790
Payments to storm reserve escrow account	(367)	(1,865)	1,498
Decrease (increase) in other investments	(196,509)	278	(196,787)
Proceeds from nuclear decommissioning trust fund sales	729,414	492,841	236,573
Investment in nuclear decommissioning trust funds	(758,665)	(516,564)	(242,101)
Net cash flow used in investing activities	(1,878,027)	(699,879)	(1,178,148)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	2,869,808	488,065	2,381,743
Treasury stock	5,787	23,156	(17,369)
Retirement of long-term debt	(1,903,670)	(685,258)	(1,218,412)
Repurchase of common stock	—	(25,078)	25,078
Changes in credit borrowings and commercial paper - net	271,730	210,012	61,718
Other	(644)	(9,320)	8,676
Dividends paid:
Common stock	(151,839)	(149,257)	(2,582)
Preferred stock	(5,276)	(4,879)	(397)
Net cash flow provided by (used in) financing activities	1,085,896	(152,559)	1,238,455
Net decrease in cash and cash equivalents	(259,310)	(241,480)	(17,830)
Cash and cash equivalents at beginning of period	1,350,961	1,422,026	(71,065)
Cash and cash equivalents at end of period	$1,091,651	$1,180,546	($88,895)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$251,305	$203,786	$47,519
Income taxes	$26,382	$65,919	($39,537)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2016 vs. 2015
(Dollars in thousands)
(Unaudited)
	2016	2015	Variance

OPERATING ACTIVITIES
Consolidated net income (loss)	$(224,420)	$857,131	$(1,081,551)
Adjustments to reconcile consolidated net income (loss) to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,091,476	2,137,458	(45,982)
Deferred income taxes, investment tax credits, and non-current taxes accrued	(840,667)	458,565	(1,299,232)
Asset write-offs, impairments and related charges	2,112,267	177,482	1,934,785
Gain on sale of asset	(154,037)	—	(154,037)
Changes in working capital:
Receivables	92,396	71,674	20,722
Fuel inventory	1,088	(34,969)	36,057
Accounts payable	(48,875)	(199,566)	150,691
Prepaid taxes and taxes accrued	133,914	(51,097)	185,011
Interest accrued	3,571	7,264	(3,693)
Deferred fuel costs	315,020	171,769	143,251
Other working capital accounts	(118,373)	136,831	(255,204)
Changes in provisions for estimated losses	37,264	299,886	(262,622)
Changes in other regulatory assets	225,282	(1,043,307)	1,268,589
Changes in other regulatory liabilities	64,119	83,877	(19,758)
Changes in pensions and other postretirement liabilities	(482,955)	1,301,831	(1,784,786)
Other	5,977	(641,467)	647,444
Net cash flow provided by operating activities	3,213,047	3,733,362	(520,315)
INVESTING ACTIVITIES
Construction/capital expenditures	(2,603,913)	(2,168,799)	(435,114)
Allowance for equity funds used during construction	59,665	65,569	(5,904)
Nuclear fuel purchases	(483,031)	(491,268)	8,237
Payment for purchase of plant	(947,778)	—	(947,778)
Proceeds from sale of assets and businesses	487,406	—	487,406
Insurance proceeds received for property damages	11,654	25,189	(13,535)
Changes in securitization account	(6,954)	3,479	(10,433)
NYPA value sharing payment	—	(70,790)	70,790
Payments to storm reserve escrow account	(67,665)	(276,025)	208,360
Receipts from storm reserve escrow account	5,916	—	5,916
Decrease (increase) in other investments	(196,216)	29,168	(225,384)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	18,296	—	18,296
Proceeds from nuclear decommissioning trust fund sales	2,728,749	1,828,441	900,308
Investment in nuclear decommissioning trust funds	(2,793,059)	(1,943,732)	(849,327)
Net cash flow used in investing activities	(3,786,930)	(2,998,768)	(788,162)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	5,883,932	2,834,890	3,049,042
Preferred stock of subsidiary	107,426	—	107,426
Treasury stock	6,997	182,484	(175,487)
Retirement of long-term debt	(4,679,930)	(2,272,777)	(2,407,153)
Repurchase of common stock	(74,729)	(208,349)	133,620
Repurchase / redemption of preferred stock	(94,285)	—	(94,285)
Changes in credit borrowings and commercial paper - net	(42,329)	(396,422)	354,093
Other	(459)	14,258	(14,717)
Dividends paid:
Common stock	(601,480)	(597,098)	(4,382)
Preferred stock	(20,155)	(19,517)	(638)
Net cash flow provided by (used in) financing activities	484,988	(462,531)	947,519
Net increase (decrease) in cash and cash equivalents	(88,895)	272,063	(360,958)
Cash and cash equivalents at beginning of period	1,180,546	908,483	272,063
Cash and cash equivalents at end of period	$1,091,651	$1,180,546	($88,895)

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest - net of amount capitalized	$711,149	$634,050	$77,099
Income taxes	$64,052	$139,522	($75,470)